Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Emma Almond
+1 (414) 544-1489
emma.almond@manpowergroup.com

ManpowerGroup Completes Acquisition of ettain group

ettain group Today Becomes Part of ManpowerGroup, Further Strengthening its Experis Global IT Business

Milwaukee, October 1, 2021—ManpowerGroup (NYSE: MAN) has completed its acquisition of ettain group, one of the largest privately held IT resourcing and services providers in North America. The acquisition accelerates ManpowerGroup’s strategy of diversifying its business mix into higher growth and higher value services. ettain will become part of ManpowerGroup’s Experis business, bringing increased strength in Financial Services, Healthcare and Government clients.

Becky Frankiewicz, ManpowerGroup President North America, said; "We are delighted to welcome the talented ettain team to ManpowerGroup. ettain’s winning culture, expert team and breadth of solutions complements Experis and together we are uniquely suited to provide greater IT solutions expertise to our clients as well as wider IT opportunities to our people across North America.”

Ger Doyle, Head of Experis U.S. added; “Businesses are accelerating their digital transformation, seeking increasingly agile solutions and specific IT skills. They need trusted expert partners who can deliver at speed and scale. Joining forces gives us the opportunity to serve an even broader range of organizations with industry-leading talent and solutions.”

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Exhibit 99.1

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2021 ManpowerGroup was named one of the World's Most Ethical Companies for the 12th year - all confirming our position as the brand of choice for in-demand talent.

About Experis®

Experis is a global leader in IT professional resourcing, project solutions, and managed services specializing in Business Transformation, Cloud and Infrastructure, Cybersecurity, Digital Workspace and Enterprise Applications. As digital transformation and acute skills shortages in tech continue unabated, Experis provides talent with the powerful combination of in-demand technical skills together with the soft skills that are critical for business success.

About ettain group

ettain group is the Talent Solutions Company that delivers Recruitment Solutions and Managed Solutions in 5 practice areas: Technology, Healthcare IT, Digital, Professional, and Government. From discovery to execution, we help our clients successfully design, develop, and deliver critical technology and business initiatives, from providing individual resources, to staffing and managing programs and projects, to running entire recruitment processes. Founded in 1996, with nearly 5,000 employees and consultants currently at work, we offer opportunities across North America, with 28 offices located in 24 key markets. We are a proud recipient of ClearlyRated's Best of Staffing Diamond Award for both Client and Talent Satisfaction for 10 consecutive years, an honor achieved by less than 1% of our industry. For more information, visit www.ettaingroup.com.

Forward Looking Statements

This news release contains statements, including without limitation statements regarding the Company’s strategic initiatives, anticipated results of the acquisition, and the Experis brand’s positioning for future growth, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Forward looking statements can be identified through the use of words such as “may,” “will,” “intend,” “should,” “expect,” “believe,” “estimate,” “anticipate” and similar expressions. Actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause actual results to differ materially from those contained in the forward-looking statements include, among others, (i) our inability to achieve expectations regarding the integration, accounting and tax treatments related to the acquisition of ettain group;

Exhibit 99.1

(ii) our inability to achieve expected synergies and operating efficiencies from the acquisition within the expected time frames or at all; (iii) the potential impact of the acquisition on relationships with our and/or ettain group’s employees, customers, suppliers and other business partners; (iv) inability to retain key personnel; (v) changes in legislation or regulations; (vi) developments in the COVID-19 pandemic and resulting business and operational impacts on the Company and/or ettain group; (vii) economic, financial or social conditions that could adversely affect the Company, ettain group or the acquisition; (viii) unanticipated liabilities or exposures for which we have not been indemnified or otherwise may not recover under insurance or otherwise; and (ix) other risks ManpowerGroup business and results of operations; each as further discussed in ManpowerGroup's reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated by reference. We caution that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.